Prudential Annuities Life Assurance Corporation

ADVANCED SERIES ADVISOR PLANSM III (ASAP III)
ADVANCED SERIES APEXSM II (APEX II)
ADVANCED SERIES XTRA CREDIT SIXSM (XT6)
ADVANCED SERIES LIFEVESTSM II (ASL II)

Supplement dated May 27, 2010
To
Prospectus dated May 1, 2010

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.  We are issuing this supplement to announce that certain portfolios of Evergreen Variable Annuity Trust and Wells Fargo Variable Trust are proposed to be merged into designated portfolios of Wells Fargo Variable Trust.  If approved by shareholders, these mergers will take place on or about July 16, 2010.

The funds that are proposed to be merged are as follows:

Target Fund	Acquiring Fund
Wells Fargo Advantage VT Equity Income	Wells Fargo Advantage VT Intrinsic Value
Evergreen VA Omega	Wells Fargo Advantage VT Omega Growth
Evergreen VA Growth	Wells Fargo Advantage VT Small-Cap Growth
Evergreen VA International Equity	Wells Fargo Advantage VT International Equity

Prudential Annuities Life Assurance Corporation

ADVANCED SERIES CORNERSTONESM (AS CORNERSTONE)
ADVANCED SERIES XTRA CREDIT SIXSM (XT6)
ADVANCED SERIES LIFEVESTSM II (ASL II)

Supplement dated May 27, 2010
To
Prospectus dated May 1, 2010

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.  We are issuing this supplement to announce that certain portfolios of Evergreen Variable Annuity Trust and Wells Fargo Variable Trust are proposed to be merged into designated portfolios of Wells Fargo Variable Trust.  If approved by shareholders, these mergers will take place on or about July 16, 2010.

The funds that are proposed to be merged are as follows:

Target Fund	Acquiring Fund
Wells Fargo Advantage VT Equity Income	Wells Fargo Advantage VT Intrinsic Value
Evergreen VA Omega	Wells Fargo Advantage VT Omega Growth
Evergreen VA Growth	Wells Fargo Advantage VT Small-Cap Growth
Evergreen VA International Equity	Wells Fargo Advantage VT International Equity

Prudential Annuities Life Assurance Corporation

OPTIMUM XTraSM

Supplement dated May 27, 2010
To
Prospectus dated May 1, 2010

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.  We are issuing this supplement to announce that certain portfolios of Evergreen Variable Annuity Trust and Wells Fargo Variable Trust are proposed to be merged into designated portfolios of Wells Fargo Variable Trust.  If approved by shareholders, these mergers will take place on or about July 16, 2010.

The funds that are proposed to be merged are as follows:

Target Fund	Acquiring Fund
Evergreen VA Omega	Wells Fargo Advantage VT Omega Growth
Evergreen VA International Equity	Wells Fargo Advantage VT International Equity

Prudential Annuities Life Assurance Corporation

ADVANCED SERIES XTRA CREDIT EIGHTSM (XT8)

Supplement dated May 27, 2010
To
Prospectus dated May 1, 2010

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.  We are issuing this supplement to announce that certain portfolios of Evergreen Variable Annuity Trust and Wells Fargo Variable Trust are proposed to be merged into designated portfolios of Wells Fargo Variable Trust.  If approved by shareholders, these mergers will take place on or about July 16, 2010.

The funds that are proposed to be merged are as follows:

Target Fund	Acquiring Fund
Wells Fargo Advantage VT Equity Income	Wells Fargo Advantage VT Intrinsic Value
Evergreen VA Omega	Wells Fargo Advantage VT Omega Growth
Evergreen VA Growth	Wells Fargo Advantage VT Small-Cap Growth
Evergreen VA International Equity	Wells Fargo Advantage VT International Equity

Prudential Annuities Life Assurance Corporation

OPTIMUMSM
OPTIMUM FOURSM
OPTIMUM PLUSSM

Supplement dated May 27, 2010
To
Prospectus dated May 1, 2010

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.  We are issuing this supplement to announce that certain portfolios of Evergreen Variable Annuity Trust and Wells Fargo Variable Trust are proposed to be merged into designated portfolios of Wells Fargo Variable Trust.  If approved by shareholders, these mergers will take place on or about July 16, 2010.

The funds that are proposed to be merged are as follows:

Target Fund	Acquiring Fund
Evergreen VA Omega	Wells Fargo Advantage VT Omega Growth
Evergreen VA International Equity	Wells Fargo Advantage VT International Equity